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                       [RYDER SCOTT COMPANY LETTERHEAD]

                        CONSENT OF RYDER SCOTT COMPANY


        We consent to the use on the form 10-KSB of PrimeEnergy Corporation of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference of Form 10-KSB and to any reference made to us on Form 10-KSB as a result of such incorporation.


                                          Very Truly Yours,

                                          /s/ RYDER SCOTT COMPANY
                                              PETROLEUM ENGINEERS

                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS

Denver, Colorado
March 15, 1996